UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 4, 2009

infoGROUP Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19598	47-0751545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5711 South 86th Circle
Omaha, Nebraska		68127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (402) 593-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Pursuant to a Preferred Stock Rights Agreement (the “Rights Agreement”) dated May 4, 2009 between infoGROUP Inc. (the “Company”) and Wells Fargo Bank, N.A., as Rights Agent (the “Rights Agent”), the Company’s Board of Directors declared a dividend of one (1) right (a “Right”) to purchase one one-thousandth (1/1,000th) of a share of the Company’s Series A Participating Preferred Stock (“Series A Preferred”) for each outstanding share of Common Stock, par value $0.0025 per share (“Common Shares”), of the Company.  The dividend is payable on May 20, 2009 (the “Record Date”) to stockholders of record as of the close of business on that date.  Each Right entitles the registered holder to purchase from the Company one one-thousandth (1/1,000th) of a share of Series A Preferred at an exercise price of $18.00 (the “Purchase Price”), subject to adjustment.
     The following summary of the principal terms of the Rights Agreement is a general description only and is subject to the detailed terms and conditions of the Rights Agreement.  A copy of the Rights Agreement is filed with this report as Exhibit 4.1 and is incorporated herein by reference.
     Rights Evidenced by Common Share Certificates
     The Rights will not be exercisable until the Distribution Date (defined below).  Certificates for the Rights (“Rights Certificates”) will not be sent to stockholders and the Rights will attach to and trade only together with the Common Shares.  Accordingly, Common Share certificates outstanding on the Record Date will evidence the Rights related thereto, and Common Share certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference.  Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender or transfer of any certificates for Common Shares, outstanding as of the Record Date, even without notation or a copy of the Summary of Rights being attached thereto, also will constitute the transfer of the Rights associated with the Common Shares represented by such certificate.
     Distribution Date
     The Rights will be separate from the Common Shares, Rights Certificates will be issued and the Rights will become exercisable upon the earlier of (a) the tenth business day (or such later date as may be determined by the Company’s Board of Directors) after a person or group of affiliated or associated persons, with certain exceptions set forth below, has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Shares then outstanding (“Acquiring Person”), or (b) the tenth business day (or such later date as may be determined by the Company’s Board of Directors) after a person or group announces a tender or exchange offer, the consummation of which would result in ownership by a person or group of 15% or more of the Company’s then outstanding Common Shares.  The earlier of such dates is referred to as the “Distribution Date.”
     An Acquiring Person does not include (a) the Company, (b) any subsidiary of the Company, (c) any employee benefit plan or employee stock plan of the Company or of any subsidiary of the Company, or any trust or other entity organized, appointed, established or holding Common Shares for or pursuant to the terms of any such plan, or (d) subject to certain conditions and restrictions on additional Common Share acquisitions equal to 1% or more of the shares outstanding, any person that beneficially owns on the date of the Rights Agreement 15% or more of the Common Shares then outstanding, either alone or together with members of such person’s immediate family and any entities (including trusts and foundations) controlled by or established by or for the benefit of such person and/or one or more members of such person’s immediate family.

     Issuance of Rights Certificates; Expiration of Rights
     As soon as practicable following the Distribution Date, a Rights Certificate will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Rights Certificate alone will evidence the Rights from and after the Distribution Date.  The Rights will expire on the earliest of (i) May 20, 2019 (the “Final Expiration Date”), or (ii) redemption or exchange of the Rights as described below.
     Initial Exercise of the Rights
     Following the Distribution Date, and until one of the further events described below, holders of the Rights will be entitled to receive, upon exercise and the payment of the Purchase Price, one one-thousandth (1/1,000th) of a share of the Series A Preferred.  In the event that the Company does not have sufficient Series A Preferred available for all Rights to be exercised, or the Board decides that such action is necessary and not contrary to the interests of Rights holders, the Company may instead substitute cash, assets or other securities for the Series A Preferred for which the Rights would have been exercisable under this provision or as described below.
     Right to Buy Company Common Shares
     Unless the Rights are earlier redeemed, in the event that an Acquiring Person obtains 15% or more of the Company’s then outstanding Common Shares, then each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, Common Shares having a value equal to two times the Purchase Price.  Rights are not exercisable following the occurrence of an event as described above until such time as the Rights are no longer redeemable by the Company as set forth below.
     Right to Buy Acquiring Company Shares
     Similarly, unless the Rights are earlier redeemed, in the event that, after an Acquiring Person obtains 15% or more of the Company’s then outstanding Common Shares, (i) the Company is acquired in a merger or other business combination transaction, or (ii) 50% or more of the Company’s consolidated assets or earning power are sold (other than in transactions in the ordinary course of business), proper provision must be made so that each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, shares of common stock of the acquiring company having a value equal to two times the Purchase Price.
     Exchange Provision
     At any time after an Acquiring Person obtains 15% or more of the Company’s then outstanding Common Shares and prior to the acquisition by such Acquiring Person of 50% or more of the Company’s outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by the Acquiring Person), in whole or in part, at an exchange ratio of one Common Share per Right.
     Redemption
     At any time on or prior to the Close of Business on the earlier of (i) the fifth day following the attainment of 15% or more of the Company’s then outstanding Common Shares by an Acquiring Person

(or such later date as may be determined by action of the Company’s Board of Directors and publicly announced by the Company), or (ii) the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right.
     Independent Director Evaluation
     A committee of independent directors is required to evaluate the Rights Agreement every three (3) years to consider whether it remains to be in the best interests of the Company and its stockholders.
     Adjustments to Prevent Dilution
     The Purchase Price payable, the number of Rights, and the number of Series A Preferred or Common Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time in connection with the dilutive issuances by the Company as set forth in the Rights Agreement.  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.
     Cash Paid Instead of Issuing Fractional Shares
     No fractional Common Shares will be issued upon exercise of a Right and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares on the last trading date prior to the date of exercise.
     No Stockholders’ Rights Prior to Exercise
     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company (other than any rights resulting from such holder’s ownership of Common Shares), including, without limitation, the right to vote or to receive dividends.
     Amendment of Rights Agreement
     The terms of the Rights and the Rights Agreement may be amended in any respect without the consent of the Rights holders on or prior to the Distribution Date; thereafter, the terms of the Rights and the Rights Agreement may be amended without the consent of the Rights holders in order to cure any ambiguities or to make changes which do not adversely affect the interests of Rights holders (other than the Acquiring Person).
     Rights and Preferences of the Series A Preferred
     Each one one-thousandth (1/1,000th) of a share of Series A Preferred has rights and preferences substantially equivalent to those of one Common Share.
     No Voting Rights
     Rights will not have any voting rights.
     Certain Anti-Takeover Effects
     The Rights approved by the Board of Directors are designed to protect and maximize the value of the outstanding equity interests in the Company in the event of an unsolicited attempt by an acquirer to take over the Company in a manner or on terms not approved by the Board of Directors.  Takeover attempts frequently include coercive tactics to deprive the Company’s Board of Directors and its stockholders of any real opportunity to determine the destiny of the Company.  The Rights have been declared by the Board in order to deter such tactics, including a gradual accumulation of shares in the open market of 15% or greater position to be followed by a merger or a partial or two-tier tender offer that does not treat all stockholders equally.  These tactics unfairly pressure stockholders, squeeze them out of their investment without giving them any real choice and deprive them of the full value of their shares.
     The Rights are not intended to prevent a takeover of the Company and will not do so.  Subject to the restrictions described above, the Rights may be redeemed by the Company at $0.001 per Right at any time prior to the Distribution Date.  Accordingly, the Rights should not interfere with any merger or business combination approved by the Board of Directors.
     However, the Rights may have the effect of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by the Board of Directors.  The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms or in a manner not approved by the Company’s Board of Directors, except pursuant to an offer conditioned upon the negation, purchase or redemption of the Rights.
     Issuance of the Rights does not in any way weaken the financial strength of the Company or interfere with its business plans.  The issuance of the Rights themselves has no dilutive effect, will not affect reported earnings per share, should not be taxable to the Company or to its stockholders, and will not change the way in which the Company’s shares are presently traded.  The Company’s Board of Directors believes that the Rights represent a sound and reasonable means of addressing the complex issues of corporate policy created by the current takeover environment.
Item 3.03. Material Modification to Rights of Security Holders.
     The information set forth in Item 1.01 of this report is incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On May 5, 2009, the Company filed with the Delaware Secretary of State a Certificate of Designation which, effective upon filing, amended the Company’s Certificate of Incorporation by establishing the Series A Preferred and fixing the designations, powers, preferences and relative and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof. See the description set forth in Item 1.01 of this report (which is incorporated herein by reference) for a more complete description of the Series A Preferred. A copy of the Certificate of Designation is filed with this report as Exhibit 3.1 and incorporated herein by reference.
Item 8.01. Other Events.
     On May 4, 2009, the Company issued a press release announcing the declaration of the Rights dividend and the adoption of the Rights Agreement. A copy of the press release is filed with this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of infoGROUP Inc.

4.1	Preferred Stock Rights Agreement, dated as of May 4, 2009, between infoGROUP Inc. and Wells Fargo Bank, N.A., as Rights Agent (which includes the Form of Rights Certificate as Exhibit B thereto).

99.1	Press Release dated May 4, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

infoGROUP Inc.
By:	/s/ Thomas McCusker
	Name:	Thomas McCusker
	Title:	Secretary and Executive Vice President for Business Conduct and General Counsel

Date: May 5, 2009

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of infoGROUP Inc.

4.1	Preferred Stock Rights Agreement, dated as of May 4, 2009, between infoGROUP Inc. and Wells Fargo Bank, N.A., as Rights Agent (which includes the Form of Rights Certificate as Exhibit B thereto).

99.1	Press Release dated May 4, 2009.